Exhibit 99.4

Acquisition of TSR, Inc.

An exciting day for BC forward Copyright © 2024 BC forward – Confidential & Proprietary. 2 • Just a few minutes ago, we announced that Justin Christian, our founder and CEO, has entered into an agreement to acquire TSR, Inc and its subsidiaries, Geneva Consulting Group and LOGIXtech Solutions through a newly - formed entity. • Founded in 1969 and headquartered in Hauppauge, NY • Publicly traded on the NASDAQ • Well - recognized national provider of information technology staffing solutions • Serves an array of Fortune 500 clients • The transaction is expected to close in Q3

An exciting opportunity for TSR and BC Forward Copyright © 2024 BC forward – Confidential & Proprietary. 3 • Similar types of customers with very little overlap • Significant opportunity to offer TSR clients additional enhanced services • Plan is to operate as free - standing companies and no planned changes for the management teams or employees in the near future • Post close will look for opportunities to apply best practices from each company

Communication plan Copyright © 2024 BC forward – Confidential & Proprietary. 4 • Press release went out on the wire after 5:30 pm EST • Email will go to all TSR and BCF employees and consultants with the press release immediately after this meeting • Email will go to all TSR clients with the press release • Press release will be sent to various media outlets • Posts will be made on the TSR and BCF web sites and LinkedIn pages

Communication plan guidelines Copyright © 2024 BC forward – Confidential & Proprietary. 5 • You may not communicate anything about the acquisition before the press release is issued and then only the information that is in the press release or email communication. • No director, officer or employee or any of their immediate family members may purchase or sell, or offer to purchase or sell, any securities of TSR, while in possession of material nonpublic information about TSR. Further, no such person who knows of any material nonpublic information about TSR may communicate that information to any other person, including family members and friends, or otherwise disclose such information.

Any questions from the outside Copyright © 2024 BC forward – Confidential & Proprietary. 6 • We will send you a sheet with a link to the press release and directions how you should respond if you receive any inquiries. • It is important that you communicate exactly as explained on that sheet.

Additional Information and Where to Find It; Participants in the Solicitation The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Vienna Parent Corporation and Vienna Acquisition Corporation (collectively, the “Vienna Filings Persons”) will file with the United States Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of TSR, Inc. (the “Company”) will only be made pursuant to the tender offer materials that the Vienna Filing Persons intend to file with the SEC. BC forward itself is not a party to the Merger Agreement, nor is it involved in any part of the tender offer. At the time the tender offer is commenced, the Vienna Filing Persons will file tender offer materials on Schedule TO, and TSR will file a Solicitation/Recommendation Statement on Schedule 14D - 9 with the SEC with respect to the tender offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF TSR ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF TSR SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of TSR at no expense to them on the SEC’s website at www.sec.gov and (once they become available) will be mailed to the stockholders of TSR free of charge. Free copies of these materials and certain other offering documents will be made available by TSR by mail to TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788 , Attention: Investor Relations, by email at info@tsrconsulting.com , or by directing requests for such materials to the information agent for the tender offer, which will be named in the tender offer materials. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, TSR files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Vienna Filing Persons and TSR with the SEC for free on the SEC’s website at www.sec.gov . For w a rd - Looking Sta te m e nts This communication contains forward - looking statements related to TSR, the Vienna Filing Persons, BCforward and the proposed transaction that involve substantial risks and uncertainties. Forward - looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward - looking statements. In this communication, the forward - looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the proposed transaction; statements about the expected timetable for completing the proposed transaction; the Vienna Filing Persons’ plans, objectives, expectations and intentions; the financial condition, results of operations and business of TSR and the Vienna Filing Persons and BC forward ; and the anticipated timing of the closing of the proposed transaction. Forward - looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward - looking statements include, among other things: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of TSR’s stockholders will tender their shares in the tender offer; the possibility that the Vienna Filing Persons will not be able to obtain the financing necessary to fund the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived; the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; the impact of competitive services and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities. You should not place undue reliance on these statements. All forward - looking statements are based on information currently available to the Vienna Filing Persons, and the Vienna Filing Persons disclaim any obligation to update the information contained in this communication as new information becomes available. Copyright © 2024 BC forward – Confidential & Proprietary. 7

Acquisition of TSR, Inc.